UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 26, 1998

                               COMCAST CORPORATION
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             (Exact name of registrant as specified in its charter)

      Pennsylvania                     0-6983                   23-1709202
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(State or other jurisdiction        (Commission               (IRS employer
   of incorporation)                file number)            identification no.)

                   1500 Market Street, Philadelphia, PA 19102
             -------------------------------------------------------
             (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (215) 665-1700
                                                           --------------



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ITEM 5.   OTHER EVENTS

On May 26, 1998, the owners of Sprint PCS announced an agreement (the "Restructuring Agreement") under which Sprint Corporation ("Sprint") would assume total ownership and management control of Sprint PCS, a wireless joint venture in which Comcast Corporation (the "Company") owns a 15% general and limited partnership interest. The other partners in the Sprint PCS joint venture are Tele-Communications, Inc. ("TCI") and Cox Communications, Inc. ("Cox," and, together with the Company and TCI, the "Cable Partners").

At closing under the Restructuring Agreement, Sprint will issue a new class of Sprint stock (the "Sprint PCS Stock") to track the performance of Sprint's combined wireless operations. Initially, the Cable Partners will receive an approximate 47% economic interest in the Sprint PCS Stock (of which the Company's interest will be approximately 11.4%) in exchange for their interests in Sprint PCS and PhillieCo (a partnership of Sprint, TCI and Cox offering PCS service in the Philadelphia Major Trading Area). Sprint's initial interest will be approximately 53%, received in exchange for its interest in Sprint PCS, PhillieCo and its subsidiary SprintCom (which also owns PCS licenses). The combined operations will include PCS licenses serving the entire continental United States (the "U.S."), Alaska, Hawaii, Puerto Rico and the U.S. Virgin
Islands. The Restructuring Agreement also contemplates an initial public offering ("IPO") of Sprint PCS Stock to occur concurrently with the above, followed by the distribution of Sprint's interest in the Sprint PCS Stock to its existing shareholders. If the IPO can not be completed at that time, the shareholder distribution will be made. The four former partners' interests in Sprint PCS Stock would be reduced proportionately by the amount of ownership interests issued in connection with the IPO, and in connection with any purchases made at that time by two of Sprint's major shareholders under existing anti-dilution rights - France Telecom S.A. ("France Telecom") and Deutsche Telekom AG ("Deutsche Telekom").

The Sprint PCS Stock will be divided into three categories: (i) Series 1 (one vote per share) to be held by the public, (ii) Series 2 (1/10 vote per share other than in class votes) to be held by the Company, TCI and Cox, and (iii) Series 3 (one vote per share) to be held by France Telecom and Deutsche Telekom.

Under the terms of the Restructuring Agreement, the Cable Partners have registration rights, subject to typical restrictions related to public sales and certain anti-dilution rights of France Telecom and Deutsche Telekom, that, if used, will permit the monetization of their Sprint PCS holdings through equity offerings or derivatives. If the Series 2 shares are transferred by a Cable Partner, the transferred shares become full vote Series 1 shares.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        COMCAST CORPORATION

Dated: June 9, 1998                    By: /s/ Joseph J. Euteneuer
                                           -------------------------------
                                           Joseph J. Euteneuer
                                           Vice President and
                                           Corporate Controller

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